As filed with the Securities and Exchange Commission on April 28, 2005
                                  File No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                          ARC Wireless Solutions, Inc.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

            Utah                                             87-0454148
 ---------------------------                               ---------------
(State or Other Jurisdiction                              (I.R.S. Employer
     of Incorporation or                                 Identification No.)
        Organization)

          10601 West 48th Ave.
          Wheat Ridge, Colorado                                 80033
 --------------------------------------                        --------
(Address of Principal Executive Offices)                       Zip Code

                          ARC Wireless Solutions, Inc.
                                   401(k) Plan
                             ----------------------
                            (Full Title of the Plan)

                                 Randall P. Marx
                      Chairman and Chief Executive Officer
                          ARC Wireless Solutions, Inc.
                              10601 West 48th Ave.
                           Wheat Ridge, Colorado 80033
                      -------------------------------------
                     (Name and Address of Agent For Service)

                                 (303) 421-4063
           -----------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)


                                    Copies to
                                Alan L. Talesnick
                                Patton Boggs, LLP
                         1660 Lincoln Street, Suite 1900
                             Denver, Colorado 80264
                                 (303) 830-1776


                                             CALCULATION OF REGISTRATION FEE

                                                           Proposed             Proposed
                                                            Maximum              Maximum            Amount of
      Title of Securities           Amount to be        Offering Price          Aggregate          Registration
      to be Registered(1)           Registered(2)        per Share(3)       Offering Price(3)          Fee
      -------------------           -------------        ------------       -----------------          ---

Common Stock, par value $0.0005
per share                              416,000             $ .125              $ 52,000               $6.12


(1) Pursuant to Rule 416(c), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the ARC Wireless Solutions, Inc. 401(k) Plan.

(2) Pursuant to Rule 416(a), also being registered hereby are an indeterminate number of additional shares as may be issued pursuant to the anti-dilution provisions of the plan.

(3) In accordance with Rule 457(h)(1), the offering price was computed upon the basis of the average of the high and low sale prices of the shares reported on the OTC Bulletin Board on April 26, 2005 which was $.125.

                                TABLE OF CONTENTS
                                -----------------



PART I INFORMATION REQUIRED IN A SECTION 10(A) PROSPECTUS
    ITEM 1. PLAN INFORMATION
    ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
    ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
    ITEM 4. DESCRIPTION OF SECURITIES
    ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
    ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
    ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
    ITEM 8. EXHIBITS
    ITEM 9. UNDERTAKINGS

SIGNATURES

EXHIBIT INDEX
EX-4.2 401(k) Plan
EX-5.1 Opinion/Consent of Patton Boggs LLP
EX-23.2 Consent of Hein & Associates LLP

                                     PART I

                             INFORMATION REQUIRED IN
                           A SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION (1)

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION (1)

------------------
(1) Information required by Part I to be contained in a Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of the Form S-8 and has been or will be sent or given to participants in the Plans as specified in Rule 428(b)(1).

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed by ARC Wireless Solutions, Inc., a corporation organized under the laws of the State of Utah (the "Company" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities

--------------------------------------------------------------------------------

Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Commission pursuant to Section 13(a) under the Exchange Act (Exchange Act File No. 000-18122)

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 filed with the Commission pursuant to Section 13(a) under the Exchange Act (Exchange Act File No. 000-18122)

     (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 filed with the Commission pursuant to Section 13(a) under the Exchange Act (Exchange Act File No. 000-18122)

     (d) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 filed with the Commission pursuant to Section 13(a) under the Exchange Act (Exchange Act File No. 000-18122)

     (e) The Company's Current Report on Form 8-K filed with the Commission on August 5, 2003 (Exchange Act File No. 000-18122).

     (f) The description of the Company's common stock, par value $.0005 per share (the "Common Stock") included in the Company's Post-Effective Amendment No. 1 to Registration Statement on Form SB-2 (Registration No. 333-100293) filed by the Company with the Commission on October 17, 2002, including any amendment or report filed with the Commission for the purpose of updating that description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of common stock covered by this Registration Statement have been sold or which deregisters all such shares remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Utah Business Corporation Act provides for indemnification by a corporation of costs incurred by directors, employees, and agents in connection with an action, suit, or proceeding brought by reason of their position as a director, employee, or agent. The person being indemnified must have acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation.

     Under our Articles Of Incorporation and Bylaws, we are required to indemnify our directors, officers, and other representatives for costs incurred by each of them in connection with any action, suit, or proceeding brought by reason of their position as a director, officer, or representative.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     See Exhibit Index, which is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
          Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wheat Ridge, State of Colorado, on April 28, 2005.


                                   ARC WIRELESS SOLUTIONS, INC.

                                   By:  /s/ Randall P. Marx
                                        ----------------------------------------
                                        Randall P. Marx, Chief Executive Officer



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of ARC Wireless Solutions, Inc. hereby constitutes and appoints Randall
P. Marx and Monty R. Lamirato, and each of them, severally, as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments to this Registration Statement, and to file each such amendment to this registration statement with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

        Signatures                     Title                    Date
        ----------                     -----                    ----

/s/ Sigmund A. Balaban               Director              April 28, 2005
----------------------
Sigmund A. Balaban

/s/ Donald A. Huebner                Director              April 28, 2005
----------------------
Donald A. Huebner

/s/ Randall P. Marx                  Director              April 28, 2005
----------------------
Randall P. Marx

/s/ Gregory E. Raskin                Director              April 28, 2005
----------------------
Gregory E. Raskin

/s/ Monty R. Lamirato         Chief Financial Officer      April 28, 2005
----------------------
Monty R. Lamirato
                                       7

                                  EXHIBIT INDEX

  Exhibit
   Number                                 Description
   ------      -----------------------------------------------------------------

   3.1 Amended And Restated Articles Of Incorporation dated October 11, 2000 are incorporated by reference to Exhibit 3.1d to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000

   3.2 Bylaws of the Company as amended and restated on March 25, 1998 are incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997

   4.1 Specimen Common Stock Certificate is incorporated by reference to the Company's Form S-18 Registration Statement dated December 1, 1987 (File No. 33-18854-D)

   4.2 ARC Wireless Solutions, Inc. 401(k) Plan is incorporated by reference to Exhibit 4.2 as filed with the Company's Form S-8 Registration Statement dated September 2, 2003

   5.1 Opinion of Patton Boggs LLP concerning the legality of the securities being registered

  23.1         Consent of Patton Boggs LLP (included in Opinion in Exhibit 5.1)

  23.2         Consent of Hein & Associates LLP

  24.1         Power of Attorney (included in Part II of Registration Statement)


                                       8